UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FTS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation or organization)	30-0780081 (I.R.S. Employer Identification No.)

777 Main Street, Suite 2900 Fort Worth, Texas (Address of principal executive offices)	76102
(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, $0.01 par value per share	NYSE American

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement number to which the form relates: N/A.

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by FTS International, Inc., a Delaware corporation (the “Company”), in connection with the registration of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and the transfer of the listing of the Company’s Common Stock from the New York Stock Exchange (the “NYSE”) to the NYSE American.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-3, as originally filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2019 (Registration No. 333-234610), and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FTS INTERNATIONAL, INC.

Date: May 20, 2020	By:	/s/ Jennifer L. Keefe
		Name:	Jennifer L. Keefe
		Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary